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                                                                   EX-99.(h)(2)

                                  Schedule I

                          PLACEMENT AGENCY AGREEMENT
                           Wells Fargo Master Trust

Master Trust Portfolios

1.  C&B Large Cap Value Portfolio

2.  Disciplined Growth Portfolio

3.  Diversified Fixed Income Portfolio

4.  Diversified Stock Portfolio

5.  Emerging Growth Portfolio

6.  Equity Income Portfolio

7.  Equity Value Portfolio

8.  Index Portfolio

9.  Inflation-Protected Bond Portfolio

10. International Core Portfolio

11. International Index Portfolio

12. International Growth Portfolio

13. International Value Portfolio

14. Large Cap Appreciation Portfolio

15. Large Company Growth Portfolio

16. Managed Fixed Income Portfolio

17. Short-Term Investment Portfolio

18. Small Cap Index Portfolio

19. Small Company Growth Portfolio

20. Small Company Value Portfolio

21. Stable Income Portfolio

22. Strategic Small Cap Value Portfolio

23. Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: March 28, 2008

Schedule I amended: November 14, 2008